                                                                   Exhibit 99.1

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
BabyCenter, Inc.

         We have audited the accompanying balance sheets of BabyCenter, Inc. as of September 30, 1997 and 1998 and March 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (February 11, 1997) to September 30, 1997, for the year ended September 30, 1998, and for the six months ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BabyCenter, Inc. at September 30, 1997 and 1998 and March 31, 1999, and the results of its operations and its cash flows for the period from inception (February 11, 1997) to September 30, 1997, for the year ended September 30, 1998 and for the six months ended March 31, 1999, in conformity with generally accepted accounting principles.

                                                     Ernst & Young LLP

Palo Alto, California
April 30, 1999

                                BABYCENTER, INC.

                                 BALANCE SHEETS

                                                                                       1997         1998          MARCH 31,
                                                                                       ----         ----            1999
                                                                                          SEPTEMBER 30,             ----
                                                                                         -------------
ASSETS
Current assets:
   Cash and cash equivalents.................................................        $1,795,941   $1,201,786     $8,999,635
   Short-term investments....................................................           972,713           --             --
   Accounts receivable, net of allowance of $30,000 at March 31, 1999........            11,500      706,136        669,388
   Inventories...............................................................                 --          --        201,286
   Other current assets......................................................            18,913       69,367         80,149
Total current assets.........................................................         2,799,067    1,977,289      9,950,458
Property and equipment, net..................................................            91,538      601,867      1,304,404
Other assets.................................................................            29,906       36,892         40,025
                                                                                     $2,920,511   $2,616,048    $11,294,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable..........................................................           $34,004     $292,439       $693,418
   Accrued liabilities.......................................................             6,206       25,202        604,930
   Deferred revenue..........................................................            53,876      464,920        713,161
   Current portion of capital lease obligations..............................            33,421      124,135        117,659
Total current liabilities....................................................           127,507      906,696      2,129,168
Capital lease obligations, net of current portion............................            51,079       38,661        564,089
Commitments
Stockholders' equity:
   Preferred stock, $0.001 par value, 5,700,000 shares authorized, issuable in series: 2,862,717, 2,895,930, and 4,895,930 convertible shares issued and outstanding at September 30, 1997 and 1998 and March 31,
      1999, respectively (aggregate liquidation preference of $13,331,330 at
      March 31, 1999)........................................................         3,260,981    3,310,981     13,245,642
   Common stock, $0.001 par value, 11,000,000 shares authorized, 1,759,138 and 2,297,096 shares issued and outstanding at September 30, 1997 and
      1998 and March 31, 1999, respectively..................................             1,759        1,759      1,104,606
   Additional paid-in capital................................................                --          --       9,874,296
   Notes receivable from officers............................................                --          --      (1,102,000)
   Deferred compensation.....................................................                --          --      (8,896,144)
   Accumulated deficit.......................................................          (520,815)  (1,642,049)    (5,624,770)
Total stockholders' equity...................................................         2,741,925    1,670,691      8,601,630
                                                                                     $2,920,511   $2,616,048    $11,294,887



                             See accompanying notes.

                                BABYCENTER, INC.

                            STATEMENTS OF OPERATIONS


                                                          PERIOD FROM
                                                           INCEPTION
                                                         (FEBRUARY 11,
                                                            1997) TO           YEAR ENDED
                                                         SEPTEMBER 30,        SEPTEMBER 30,
                                                              1997                1998                1998               1999
                                                              ----                ----                ----               ----

                                                                                                         SIX MONTHS ENDED
                                                                                                             MARCH 31,
                                                                                                             ---------
                                                                                                        (UNAUDITED)
Revenues...........................................          $7,624             $1,935,668           $250,869         $3,083,355
Costs and expenses:
   Cost of revenues................................              --                178,924             10,021            812,569
   Technology and development......................         200,057              1,374,012            364,605          2,742,789
   Marketing and sales.............................          56,918                853,015            210,184          1,817,701
   General and administrative......................         280,621                744,761            282,691          1,912,386
Total costs and expenses...........................         537,596              3,150,712            867,501          7,285,445
Loss from operations...............................        (529,972)            (1,215,044)          (616,632)        (4,202,090)
Interest and other income, net.....................           9,157                 93,810             57,201            219,369
Net loss...........................................       $(520,815)           $(1,121,234)         $(559,431)       $(3,982,721)

Basic and diluted net loss per share...............          $(1.17)                $(1.41)            $(0.82)            $(3.78)

Weighted-average shares used in per share calculation       446,340                792,778            683,374          1,053,685



                             See accompanying notes.

                                BABYCENTER, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY



                              SHARES          AMOUNT         SHARES         AMOUNT         ADDITIONAL
                              ------          ------         ------         ------          PAID-IN
                                                                                            CAPITAL
                                                                                            -------
                                CONVERTIBLE PREFERRED
                                      STOCK                       COMMON STOCK
Issuance of common
   stock for cash and
   conversion of debt..             --             $--      1,759,138          $1,759            $--
Issuance of Series A
   convertible
   preferred stock for
   cash, net of
   issuance costs of
   $10,000.............      1,202,046         771,333             --              --             --
Issuance of Series B
   convertible
   preferred stock for
   cash, net of
   issuance costs of
   $10,350.............      1,660,671       2,489,648             --              --             --
Net loss...............             --              --             --              --             --
Balance at
   September 30, 1997..      2,862,717       3,260,981      1,759,138           1,759             --
Issuance of Series B
   convertible
   preferred stock for
   cash................         33,213          50,000             --              --             --
Net loss...............             --              --             --              --             --
Balance at
   September 30, 1998..      2,895,930       3,310,981      1,759,138           1,759             --
Issuance of Series C
   convertible
   preferred stock for
   cash, net of
   Issuance costs of
   $65,339.............      2,000,000       9,934,661             --              --             --
Issuance of common
   stock upon exercises
   of stock options....             --              --        537,958       1,102,847             --
Issuance of warrant for
   services............             --              --             --              --        405,523
Deferred compensation..             --              --             --              --      9,468,773
Amortization of
   deferred compensation            --              --             --              --             --
Net loss...............             --              --             --              --             --
Balance at March 31,
   1999................      4,895,930     $13,245,642      2,297,096      $1,104,606     $9,874,296



                                  NOTES         DEFERRED                           TOTAL
                                 RECEIVABLE      STOCK          ACCUMULATED     STOCKHOLDERS'
                                   FROM       COMPENSATION        DEFICIT          EQUITY
                                 OFFICERS     ------------        -------          ------
                                 --------
Issuance of common
   stock for cash and
   conversion of debt..               $--              $--              $--           $1,759
Issuance of Series A
   convertible
   preferred stock for
   cash, net of
   issuance costs of
   $10,000.............                --               --               --          771,333
Issuance of Series B
   convertible
   preferred stock for
   cash, net of
   issuance costs of
   $10,350.............                --               --               --        2,489,648
Net loss...............                --               --         (520,815)        (520,815)
Balance at
   September 30, 1997..                --               --         (520,815)       2,741,925
Issuance of Series B
   convertible
   preferred stock for
   cash................                --               --               --           50,000
Net loss...............                --               --       (1,121,234)      (1,121,234)
Balance at
   September 30, 1998..                --               --       (1,642,049)       1,670,691
Issuance of Series C
   convertible
   preferred stock for
   cash, net of
   Issuance costs of
   $65,339.............                --               --               --        9,934,661
Issuance of common
   stock upon exercises
   of stock options....        (1,102,000)              --               --              847
Issuance of warrant for
   services............                --               --               --          405,523
Deferred compensation..                --       (9,468,773)              --               --
Amortization of
   deferred compensation               --          572,629               --          572,629
Net loss...............                --               --       (3,982,721)      (3,982,721)
Balance at March 31,
   1999................       $(1,102,000)     $(8,896,144)     $(5,624,770)      $8,601,630



                             See accompanying notes.

                                BABYCENTER, INC.

                            STATEMENTS OF CASH FLOWS


                                                       PERIOD FROM
                                                        INCEPTION
                                                      (FEBRUARY 11,
                                                         1997) TO            YEAR ENDED
                                                    SEPTEMBER 30, 1997    SEPTEMBER 30, 1998      1998                1999
                                                    ------------------    ------------------      ----                ----
                                                                                                       SIX MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                           ---------
                                                                                                (UNAUDITED)

OPERATING ACTIVITIES
Net loss                                                      $(520,815)        $(1,121,234)     $(559,431)        $(3,982,721)
Adjustments to reconcile net loss to net cash used
   in operating activities:
   Depreciation..................................                 9,443              80,101         26,225             188,211
   Issuance of warrant for services..............                    --                  --             --             405,523
   Amortization of deferred compensation.........                    --                  --             --             572,629
   Changes in operating assets and liabilities:
      Accounts receivable........................               (11,500)           (694,636)         3,000              36,748
      Inventories................................                    --                  --             --            (201,286)
      Other current assets.......................               (18,913)            (50,454)      (162,041)            (10,782)
      Other assets...............................               (29,906)             (6,986)        (8,329)             (3,133)
      Accounts payable...........................                34,004             258,435         29,526             400,979
      Accrued liabilities........................                 6,206              18,996          5,051             579,728
      Deferred revenue...........................                53,876             411,044         87,257             248,241
Net cash used in operating activities............              (477,605)         (1,104,734)      (578,742)         (1,765,863)

INVESTING ACTIVITIES
Purchases of property and equipment..............                    --            (400,112)        (2,900)           (659,682)
Purchase of short-term investments...............              (972,713)                 --             --                  --
Proceeds from maturity of short-term investments.                    --             972,713        972,713                  --
Net cash provided by (used in) investing activities            (972,713)            572,601        969,813            (659,682)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock........             3,260,981              50,000             --           9,934,661
Proceeds from issuance of common stock...........                 1,759                  --             --                 847
Proceeds from lease financing of equipment.......                    --                  --             --             400,112
Repayments of principal on capital leases........               (16,481)           (112,022)       (40,407)           (112,226)
Net cash provided by (used in) financing activities           3,246,259             (62,022)       (40,407)         10,223,394
Net increase (decrease) in cash and cash
   equivalents...................................             1,795,941            (594,155)       350,664           7,797,849
Cash and cash equivalents at beginning of period.                    --           1,795,941      1,795,941           1,201,786
Cash and cash equivalents at end of period.......            $1,795,941          $1,201,786     $2,146,605          $8,999,635

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid....................................                   $--             $17,008         $5,234             $11,513
Property and equipment acquired under lease
   financing.....................................              $100,981            $190,318       $102,623            $231,066



                             See accompanying notes.

                                BABYCENTER, INC.

                          NOTES TO FINANCIAL STATEMENTS

      (INFORMATION FOR THE SIX MONTHS ENDED MARCH 31, 1998 IS UNAUDITED)

         1.  Summary of Significant Accounting Policies

ORGANIZATION AND NATURE OF BUSINESS

    BabyCenter, Inc. (the "Company") is an Internet information and commerce company serving new and expectant parents. BabyCenter, Inc. produces BabyCenter.com, the Web's information source on preconception, pregnancy and baby, and operates the BabyCenter Store, an online store with related products and supplies. BabyCenter, Inc. also develops Internet information and marketing products for healthcare companies. BabyCenter, Inc. was incorporated in Delaware on February 11, 1997. BabyCenter, Inc. conducts its business within one industry segment and all operations through September 30, 1998 were based in the United States.

         Since its incorporation, BabyCenter, Inc. has incurred cumulative losses totaling approximately $5,625,000 and expects to incur additional losses for the next several years. BabyCenter, Inc.'s current operating plan shows that BabyCenter, Inc. will continue to require additional capital to fund its operations and market its products. To date, BabyCenter, Inc. has financed its operations with the net proceeds from private placements of its equity securities, and capital equipment lease financing. BabyCenter, Inc. plans to seek additional funding through public or private financing or other arrangements with third parties. If the financing arrangements contemplated by management are not consummated, BabyCenter, Inc. may have to seek other sources of capital or reevaluate its operating plans.

INTERIM FINANCIAL STATEMENTS

    The accompanying statements of operations and cash flows for the six months ended March 31, 1998 are unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the results of operations and cash flows for the interim period.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

    BabyCenter, Inc. considers all highly liquid investments with a maturity from date of purchase of three months or less to be cash equivalents. Management has designated these investments as available for sale. BabyCenter, Inc. invests its excess cash in money market funds and corporate debt obligations of financial institutions in the United States. The short-term investments at September
30, 1997 were comprised of corporate debt obligations with maturities of less than one year. These investments are reported at amortized cost which approximates fair value. BabyCenter, Inc. had no short-term investments at September 30, 1998 and March 31, 1999. The carrying amount reported on the balance sheet for cash and cash equivalents approximates their fair value.
Fair values are estimated based on quoted market prices or pricing models using current market rates. Realized gains or losses for the period from inception (February 11, 1997) to September 30, 1997 ("period ended September
30, 1997"), the year ended September 30, 1998, and the six months ended March 31, 1998 and 1999 were not material.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

    Financial instruments that subject BabyCenter, Inc. to concentrations of credit risk consist principally of cash investments and accounts receivable. BabyCenter, Inc. invests cash which is not required for immediate operating needs principally in deposits and money market funds, which bear minimal risk. BabyCenter, Inc. has not experienced any significant losses on these investments.

         For the period ended September 30, 1997, 3 customers (Health Trac, Inc., Charles Schwab, Inc. and Palo Alto Medical Foundation) accounted for 41%, 41%, and 18%, respectively, of total revenue. At September 30, 1997, 1 customer represented 100% of the total balance of accounts receivable. For the year ended September 30, 1998, 3 customers (The Procter and Gamble Distributing Company, SmithKline Beecham, Inc. and Blue Shield of California) accounted for 31%, 18%, and 16%, respectively, of total revenue. At September 30, 1998, 2 customers represented 66% and 11% of the total balance of accounts receivable. For the six months ended March 31, 1999, 3 customers (Blue Shield of California, The Procter and Gamble Distributing Company and Johnson & Johnson Consumer Company, Inc.) represented 36%, 13%, and 10%, respectively, of total revenue. At March 31, 1999, 2 customers represented 60% and 10% of the total balance of accounts receivable. BabyCenter, Inc. performs ongoing credit evaluations of its customers but does not require collateral. There have been no material losses on individual customer receivables.

INVENTORIES

    Inventories are stated at the lower of cost (using the first-in, first-out method) or market and consist primarily of finished goods.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, net of accumulated amortization and depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, typically three to five years. Assets acquired under lease and leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease.

REVENUE RECOGNITION

    Revenues primarily consist of online and publishing services revenues. Online revenues are derived principally from the sale of banner advertisements and sponsorship advertising. In general, the sponsorship advertising contracts have longer terms than standard banner advertising contracts and also involve more integration, such as the placement of buttons which provide users with direct links to the advertiser's website. Advertising revenues on each banner and sponsorship contract are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of "impressions," or times that an advertisement appears in pages viewed by users of BabyCenter, Inc.'s online properties. To the extent minimum guaranteed impressions are not met, BabyCenter, Inc. defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved.

         BabyCenter, Inc. also earns revenue on sponsorship and Internet marketing contracts which generally involve fees relating to the design, coordination, editorial content, website hosting, and integration of the customer's content and links into BabyCenter, Inc.'s online properties. These fees are generally recognized as revenue as earned over the period in which related impressions or services are delivered.

         Publishing services revenue consists of developing customized print products. Such revenue is recorded when earned, generally upon delivery of the product. Payments received which are related to future performance are deferred and recognized as revenue when earned.

         Revenues from electronic commerce transactions, which consist primarily of merchandise sold via the Internet, include outbound shipping and handling charges and are recognized when the products are shipped. Revenues from electronic commerce transactions from inception through September 30, 1998 were not significant. Such revenues and cost of revenues were approximately $610,000 and $560,000 for the six months ended March 31, 1999.

COST OF REVENUES

    Cost of online revenues consist of merchandise sold, inbound, and outbound shipping costs and direct cost of order fulfillment. Cost of publishing services revenue comprises direct printing and publishing cost. Such costs are expensed as incurred.

TECHNOLOGY AND DEVELOPMENT

    Technology and development expenses consist principally of payroll and related expense for development, editorial, systems and telecommunications operations personnel and consultants, systems and telecommunications infrastructure, store management, and costs of acquired content. To date, all such development costs have been expensed as incurred.

ADVERTISING COSTS

    Advertising costs are accounted for as expenses in the period in which they are incurred. Advertising expense for the period ended September 30, 1997 and the year ended

September 30, 1998 was approximately $14,500 and $260,000. Advertising expense for the six months ended March 31, 1998 and 1999 was approximately $60,450 and $609,000.

STOCK-BASED COMPENSATION

    BabyCenter, Inc. grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the grant date. BabyCenter, Inc. accounts for stock option grants in accordance with the provisions of the Accounting Principles Board's Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and, accordingly, recognizes no compensation expense for stock options granted with exercise prices that are not less than the fair value of BabyCenter, Inc.'s common stock on the date of grant.

NET LOSS PER SHARE

    Basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period less shares subject to repurchase. Had BabyCenter, Inc. been in a net income position, diluted earnings per share would have included the shares used in the computation of basic net income per share as well as the impact of outstanding options and warrants to purchase common stock, using the treasury stock method, to purchase an additional 281,895 shares for the period ended September 30, 1997, 677,320 shares for the year ended September 30, 1998 and 537,507 and 1,024,858 shares for the six months ended March 31, 1998 and 1999. Such shares have been excluded because they are antidilutive for all periods presented. Shares of convertible preferred stock have been excluded from the computation.

         A reconciliation of shares used in the calculation of basic and diluted net loss per share follows:

                                       PERIOD ENDED         YEAR ENDED
                                    SEPTEMBER 30, 1997   SEPTEMBER 30, 1998        1998               1999
                                    ------------------   ------------------        ----               ----
                                                                                      SIX MONTHS ENDED
                                                                                          MARCH 31,
                                                                                          ---------
                                                                                (UNAUDITED)
Net loss.........................        $(520,815)         $(1,121,234)         $(559,431)       $(3,982,721)

Basic and diluted:
   Weighted-average shares of
      common stock outstanding...        1,759,138            1,759,138          1,759,138          1,827,702
   Less weighted-average
      shares subject to
      repurchase.................       (1,312,798)            (966,360)        (1,075,764)          (774,017)
   Shares used in computing
      basic and diluted net
      loss per share.............          446,340              792,778            683,374          1,053,685

Basic and diluted net loss
   per share.....................           $(1.17)              $(1.41)            $(0.82)            $(3.78)


RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), and No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131") (collectively, the "Statements"). BabyCenter, Inc. adopted these Statements as of October 1, 1998. SFAS 130 establishes new standards for reporting and displaying comprehensive income and its components. The adoption of SFAS 130 had no impact on the BabyCenter, Inc.'s results of operations or financial condition. SFAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation, and major customers. BabyCenter, Inc. operates as one reportable segment and has determined that the specific additional information and disclosure requirements under SFAS 131 are not material to BabyCenter, Inc. for the period ended March 31, 1999.

         In June 1998, the FASB issued Statement of Financial Accounting Standard No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which will be effective for the year ending September 30, 2000. This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. BabyCenter, Inc. believes the adoption of SFAS 133 will not have a material effect on the financial statements, since it currently does not invest in derivative instruments and engage in hedging activities.

         In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires that entities capitalize certain costs related to internal use software once certain criteria have been met. BabyCenter, Inc. is required to implement SOP 98-1 for the year ending September 30, 2000. Adoption of SOP 98-1 is expected to have no material impact on BabyCenter, Inc.'s financial condition or results of operations.

         2. Property and Equipment Property and equipment consists of the following:


                                                                        1997          1998         MARCH 31,
                                                                        ----          ----            1999
                                                                          SEPTEMBER 30,               ----
                                                                          -------------
Furniture and equipment........................................         $98,593     $685,858       $1,458,850
Software.......................................................           2,388        2,653          120,409
Leasehold improvements.........................................              --        2,900            2,900

                                                                        100,981      691,411        1,582,159
Less accumulated depreciation..................................          (9,443)     (89,544)        (277,755)

Property and equipment, net....................................         $91,538     $601,867       $1,304,404

         Property and equipment includes certain furniture, computers, and equipment financed under capital leases. The cost of such assets under capital leases was $100,981 and $285,745 at September 30, 1997 and 1998, and $916,924 at
March 31, 1999. Accumulated amortization for these assets was $9,443 and $88,748 at September 30, 1997 and 1998 and $169,616 at March 31, 1999.

         3.  Commitments

OPERATING LEASE COMMITMENTS

    BabyCenter, Inc. leases its facilities under noncancelable operating leases expiring in May and July 1999. Rent expense for facilities under operating leases was approximately $25,300 and $107,000 for the period ended September 1997 and for the year ended September 30, 1998. Rent expense was approximately $65,600 and $141,600 for the six months ended March 31, 1998 and 1999. Future minimum rental commitments under operating leases at March 31, 1999 are as follows:

1999...................................................        $121,328
2000...................................................         125,818
                                                               $247,146

CAPITAL LEASE OBLIGATIONS

    BabyCenter, Inc. leases certain furniture, computers and equipment under noncancelable capital leases. Obligations under capital leases represent the present value of future noncancelable rental payments under various lease agreements.

         Future minimum lease payments under capital leases are as follows at March 31, 1999:


Fiscal year ended
  1999................................................         $144,166
  2000................................................          259,018
  2001................................................          170,032
  2002................................................          160,166
  2003................................................           39,272
  2004 and thereafter.................................            2,355
Total minimum lease payments..........................          775,009
Less amount representing interest.....................          (93,261)
Present value of net minimum lease payments...........          681,748
Less current portion..................................         (117,659)
Long-term portion.....................................         $564,089

         4.  Stockholders' Equity

CONVERTIBLE PREFERRED STOCK

    BabyCenter, Inc.'s Certificate of Incorporation provide for the issuance of up to 5,700,000 shares of convertible preferred stock, 1,307,693 of which have been designated as Series A, 1,860,672 as Series B, and 2,500,000 as Series C. Shares outstanding at March 31, 1999 are 1,202,046 Series A, 1,693,884 Series B and 2,000,000 Series C.

         Each share of Series A, B and C preferred stock is convertible, at the option of the holder, into a share of common stock, on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuances. Additionally, the preferred shares automatically convert into common stock concurrent with the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which BabyCenter, Inc. receives at least $15,000,000 in gross proceeds and the price per share is at least $10.00 (subject to adjustment for a recapitalization or certain other stock adjustments).

         Series A, B and C preferred stockholders are entitled to annual noncumulative dividends, before and in preference to any dividends paid on common stock, when and as declared by the board of directors. No dividends have been declared through March 31, 1999.

         The Series A, B and C preferred stockholders are entitled to receive, upon liquidation or merger, a distribution of $0.65, $1.51 and $5.00 per share (subject to adjustment for a recapitalization) plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed ratably on a per-share basis among the common stockholders and the Series A, B and C preferred stockholders.

         The Series A, B and C preferred stockholders have voting rights equal to the common shares they would own upon conversion.

         As of March 31, 1999, BabyCenter, Inc. has reserved 4,895,930 shares of common stock for issuance upon conversion of its Series A, B and C preferred stock.

COMMON STOCK

    Since inception (February 11, 1997), BabyCenter, Inc. issued 2,277,397 shares of common stock to founders and officers for cash and notes receivable. The common stock is subject to repurchase, at the Company's option, until vested. Shares generally vest over a period of three to four years. At March 31, 1999, approximately 928,113 shares were subject to repurchase. The weighted-average fair value of unvested stock issued during the period since inception (February 11, 1997) is $3.11 per share.

WARRANTS

    In October 1998, BabyCenter, Inc. entered into an agreement with a vendor for the supply goods and certain fulfillment services to support electronic commerce transactions of BabyCenter, Inc. In connection with this agreement, BabyCenter, Inc. granted the vendor a warrant to purchase up to 120,000 shares of common stock of BabyCenter, Inc. at a price of $0.25 per share. The warrant becomes exercisable ratably over the term of the agreement. At March 31, 1999, warrants for 60,000 shares were not exercisable. The warrant expires in November 2003. The warrant has been accounted for as a variable award and as such during the six months ended March 31, 1999, the Company recorded a charge of $405,523 related to the value of the warrants which became exercisable during the period. This amount is included in marketing and sales expense in the accompanying Statement of Operations.

         In October 1998, BabyCenter, Inc. issued warrants to purchase up to 22,000 shares of Series C convertible preferred stock at $5.00 per share in connection with an equipment lease financing arrangement. These warrants are immediately exercisable and expire in October 2003 or earlier upon completion of the merger. No amount was allocated to the value these warrants as such amounts were not significant.

NOTES RECEIVABLE FROM OFFICERS

    Notes receivable from officers, totaling $1,102,000 at March 31, 1999 represent interest bearing full recourse notes from certain officers issued to finance the purchase of 527,000 shares of common stock of BabyCenter, Inc. The notes bear interest at a rate of 4.77% per annum, with principal and interest due and payable on various dates in March 2003.

1997 STOCK PLAN

    In February 1997, the board of directors adopted the 1997 Stock Plan (the "Plan") for issuance of options of common stock to eligible participants. Options granted may be either incentive stock options or nonstatutory stock options. Incentive stock options may be granted to employees with exercise prices of no less than the fair value and nonstatutory options may be granted to eligible participants at exercise prices of no less than 85% of the fair value of the common stock on the grant date as determined by the board of directors. Options generally vest at the rate of 25% after one year from the date of grant, with the remaining balance vesting monthly over the next three years with a term of 10 years. BabyCenter, Inc. has reserved 2,261,500 shares of common stock for the grant of options under the Plan.

         Pro forma information regarding net loss is required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and has been determined as if BabyCenter, Inc. had accounted for its employee stock options under the fair value method as specified by SFAS 123. The fair value of these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions: no dividends; an expected life of five years; and a risk-free interest rate of approximately 6% for the period ended September 30, 1997, for the year ended September 30, 1998 and for the six months ended March 31, 1998 and 1999.

         The effect of applying the FASB statement's minimum value method to BabyCenter, Inc.'s stock options granted did not result in pro forma net loss amounts that are materially different from the reported historical amounts. Therefore, such pro forma information is not separately presented herein. Future pro forma net income (loss) results may be materially different from actual amounts reported.

         A summary of activity under BabyCenter, Inc.'s stock option plan was as follows:

                                                SHARES AVAILABLE    SHARES UNDER          WEIGHTED-
                                                   FOR GRANT           OPTIONS              AVERAGE
                                                   ---------         OUTSTANDING        EXERCISE PRICE
                                                                     -----------        --------------
Shares authorized for issuance............          559,440                 --                 --
Options granted...........................         (281,895)           281,895              $0.07
Balance at September 30, 1997.............          277,545            281,895              $0.07
Additional authorization..................          602,060                 --                 --
Options granted...........................         (521,612)           521,612              $0.17
Options exercised.........................               --                 --                 --
Options forfeited.........................          126,187           (126,187)             $0.08
Balance at September 30, 1998.............          484,180            677,320              $0.14
Additional authorization..................        1,100,000                 --                 --
Options granted...........................         (792,038)           792,038              $2.38
Options exercised.........................               --           (537,958)             $2.05
Options forfeited.........................           48,542            (48,542)             $0.40
Balance at March 31, 1999.................          840,684            882,858              $1.34



                                              WEIGHTED-
                           OPTIONS             AVERAGE        WEIGHTED-          OPTIONS          WEIGHTED-
                       OUTSTANDING AT         REMAINING        AVERAGE        EXERCISABLE AT       AVERAGE
 EXERCISE PRICE         SEPTEMBER 30,        CONTRACTUAL       EXERCISE       SEPTEMBER 30,        EXERCISE
     RANGE                  1998                LIFE            PRICE              1998             PRICE
     -----                  ----                ----            -----              ----             -----
                                     OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                                     -------------------                           -------------------
                                             (IN YEARS)
$0.07-$0.95                688,570              8.92            $0.31             215,208          $0.13
$2.00-$4.00                194,288              9.93            $3.50               7,750          $3.20
$0.07-$4.00                882,858              9.25            $1.34             222,958          $0.47


         The weighted-average fair value of options granted during the period ended September 30, 1997, the year ended September 30, 1998 and the six months ended March 31, 1999 was $0.04, $0.04 and $0.56.

DEFERRED COMPENSATION

    BabyCenter, Inc. recorded deferred compensation of $9,469,000 for the six months ended March 31, 1999. The amount recorded represents the difference between the grant price and the deemed fair value of BabyCenter, Inc.'s common stock subject to options granted. The amortization of deferred compensation is being amortized to operations over the vesting period of the options, which is typically four years. Total amortization recognized was $573,000 for the six months ended March 31, 1999.

         5. Income Taxes As of March 31, 1999, BabyCenter, Inc. had federal net operating loss carryforwards of approximately $4,800,000. The net operating loss and credit carryforwards will expire at various dates beginning in 2012 through 2019, if not utilized.

         Utilization of the net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of September 30, 1997 and 1998, and March 31, 1999, BabyCenter, Inc. had deferred tax assets of approximately $200,000, $600,000 and $2,000,000. The net deferred tax assets relate primarily to net operating loss carryforwards and have been fully offset by a valuation allowance.

         6. Year 2000 Issue (Unaudited) Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries in order to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies will need to be upgraded to comply with Year 2000 requirements. Significant uncertainty exists concerning the potential effects associated with this issue. Although BabyCenter, Inc. believes that its products and services are Year 2000 compliant, there can be no assurance that Year 2000 errors or defects will not be discovered in BabyCenter, Inc.'s current and future products or services. Any failure by BabyCenter, Inc. to make its products Year 2000 compliant could result in a decrease in revenue and an increase in the allocation of resources to address Year 2000 problems without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by BabyCenter, Inc.'s customers due to such Year 2000 problems.

         BabyCenter is in the process of reviewing the year 2000 compliance of its internally developed proprietary software. This review has included testing to determine how its systems will function at and beyond the year 2000. BabyCenter expects to complete these tests during the summer of 1999. Since inception, BabyCenter has internally developed substantially all of the systems for the operation of its Web site. These systems include the software used to provide its Web site's search, customer interaction, and transaction-processing and distribution functions, as well as monitoring and back-up capabilities. Based upon its assessment to date, BabyCenter believes that its internally developed proprietary software is year 2000 compliant.

         BabyCenter is currently assessing the year 2000 readiness of its third-party supplied software, computer technology and other services, which include software for use in its accounting, database and security systems. The failure of such software or systems to be year 2000 compliant could have a material negative impact on BabyCenter's corporate accounting functions and the operation of its Web site. As part of the assessment of the year 2000 compliance of these systems, BabyCenter has sought assurances from these vendors that their software, computer technology and other services are year 2000 compliant. BabyCenter has expensed amounts incurred in connection with year 2000 assessment since its formation through March 31, 1999. Such amounts have not been material. BabyCenter expects this assessment process to be completed during the summer of 1999. Based upon the results of this assessment, BabyCenter will develop and implement, if necessary, a remediation plan with respect to third-party software, third-party vendors and computer technology and services that may fail to be year 2000 compliant. BabyCenter expects to complete any required remediation during the summer of 1999. At this time, the expenses associated with this assessment and potential remediation plan that may be incurred in the future cannot be determined; therefore, BabyCenter has not developed a budget for these expenses. The failure of BabyCenter's software and computer systems and of its third-party suppliers to be year 2000 compliant would have a material adverse effect on it.

         The year 2000 readiness of the general infrastructure necessary to support its operations is difficult to assess. For instance, BabyCenter depends on the integrity and stability of the Internet to provide its services. BabyCenter also depends on the year 2000 compliance of the computer systems and financial services used by consumers. Thus, the infrastructure necessary to support its operations consists of a network of computers and telecommunications systems located throughout the world and operated by numerous unrelated entities and individuals, none of which has the ability to control or manage the potential year 2000 issues that may impact the entire infrastructure. BabyCenter's ability to assess the reliability of this infrastructure is limited and relies solely on generally available news reports, surveys and comparable industry data. Based on these sources, BabyCenter believes most entities and individuals that rely significantly on the Internet are carefully reviewing and attempting to remediate issues relating to year 2000 compliance, but it is not possible to predict whether these efforts will be successful in reducing or eliminating the potential negative impact of year 2000 issues. A significant disruption in the ability of consumers to reliably access the Internet or portions of it or to use their credit cards would have an adverse effect on demand for BabyCenter's services and would have a material adverse effect on BabyCenter.

         At this time, BabyCenter has not yet developed a contingency plan to address situations that may result if BabyCenter or its vendors are unable to achieve year 2000 compliance because BabyCenter currently does not believe that such a plan is necessary. The cost of developing and implementing such a plan, if necessary, could be material. Any failure of its material systems, BabyCenter's vendors' material systems or the Internet to be year 2000 compliant could have material adverse consequences for BabyCenter. Such consequences could include difficulties in operating BabyCenter's Web site effectively, taking product orders, making product deliveries or conducting other fundamental parts of BabyCenter's business.

         7. Subsequent Event On April 18, 1999, BabyCenter, Inc. and eToys Inc. signed a definitive agreement to merge BabyCenter, Inc. with eToys Inc. Consummation of the merger is expected by the end of the quarter ended June 30, 1999 and is subject to certain closing conditions, including governmental approvals and approval by the stockholders of BabyCenter, Inc. Under the terms of agreement, eToys Inc. would issue its shares to the stockholders of BabyCenter, Inc. The merger is to be treated as a purchase by eToys Inc. for accounting purposes.